EXHIBIT 10.19(L)

                            LOAN MODIFICATION AGREEMENT

	This Loan Modification Agreement is entered into as of March 27, 2000, by and between FAFCO, Inc. ("Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Amended and Restated Loan and Security Agreement, dated June 5, 1996, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Line in the original principal amount of One Million and 00/100 Dollars ($1,000,000.00) (the "Revolving Facility"). The Loan agreement, has been modified, pursuant to among other documents, a Loan Modification Agreement dated October 13, 1999, pursuant to which, a Term Loan in the principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) was made available to Borrower. Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES.  Repayment of the
Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.

   A. Modification(s) to Loan Agreement.

   1. The defined term "Maturity Date" is hereby amended in its entirety to read as: June 30, 2000.

   B. Waiver of Financial Covenant Defaults.

   1. Bank hereby waives Borrower's existing defaults under the Loan Agreement by virtue of Borrower's failure to comply with the Tangible Net Worth covenant as of month ended February 29, 2000. Bank's waiver of Borrower's compliance of this covenant shall apply only to the foregoing period. Accordingly, for the month ending March 31, 200, Borrower shall be in compliance with the Tangible Net Worth covenant.

      Bank's agreement to waive the above-described default (1) in no way shall be deemed an agreement by the Bank to waive Borrower's compliance with the above-described covenant as of all other dated an
      (2) shall not limit or impair the Bank's right to demand strict performance of this covenant as of all other dates and (3) shall not limit or impair the Bank's right to demand strict performance of all other covenants as of any date.


4.	CONSISTENT CHANGES.	The Existing Loan Documents are hereby amended wherever
necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE.	Borrower shall pay to Lender a fee in the amount
of Five Hundred and 00/100 Dollars ($500.00) (the "Loan Fee") plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER.	Borrower (and each guarantor and pledgor signing
below) agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY.	Borrower (and each guarantor and pledgor signing
below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8.	CONDITIONS.  The effectiveness of this Loan Modification Agreement is conditioned upon Borrower's payment of the Loan Fee.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		 	                                  				BANK:

FAFCO, INC.	                                 						SILICON VALLEY BANK

By:______________________                          By:____________________

Name:____________________			                       Name:__________________

Title:___________________		                        Title:_________________